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                                                                     EXHIBIT 1.1


                          MANAGING DEALER AGREEMENT

      THIS MANAGING DEALER AGREEMENT (the "Agreement") made and entered into this ____ day of ______, 1997, by and between Southern Capital Securities, Inc., a Florida corporation ("Managing Dealer"),and Sterling Financial Services of Florida -I, Inc., a Florida corporation (the "Corporation").

                                  RECITALS:

      A. Sterling Financial Services of Florida -I, Inc., a Florida corporation (the "Corporation") is offering a maximum of 9,900 Secured Notes (the "Notes") in the amount of $1,000 each, payable in cash upon subscription.

      B. The Corporation has engaged the Managing Dealer on a non-exclusive basis to sell the Notes of the Corporation on a best-efforts basis on behalf of the Corporation on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of mutual covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

      1. The Corporation shall have the full authority to take such actions as it deems advisable concerning all matters with respect to the offering.

      2. The Corporation represents and warrants to the Managing Dealer that:

         a. The Corporation is duly organized and validly existing as a corporation in good standing under the laws of the State of Florida.

         b. This Agreement has been duly authorized, executed and delivered by the Corporation and is a valid and binding Agreement on its part.

         c. The Corporation's performance under this Agreement and consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, or other Agreement or instrument to which the Corporation is a party or by which it is bound, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Corporation or any of its properties; and no other consent, approval, authorization or action is required for consummation of the transactions herein contemplated.

         d. The Managing Dealer is duly registered pursuant to the provisions of the Securities Exchange Act of 1933 as a broker/dealer, is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), and is duly registered as a broker/dealer in such states as it is required in order to carry out its obligations as contemplated by this Agreement.




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           e.    The Managing Dealer is familiar with the requirements under the Act and confirms that it will comply therewith.

           f. The Managing Dealer shall maintain in its files such documents as are necessary to demonstrate the suitability of each investor to whom the Managing Dealer sells a Note or Notes hereunder.

           g. The Managing Dealer acknowledges that the Notes will be offered and sold pursuant to the Registration Statement.

      3. On becoming a Managing Dealer and in offering and selling the Notes, you agree to comply with all applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934. You further represent:

           a. The Managing Dealer is duly organized and validly existing as a corporation in good standing under the laws of the State of Florida.

           b. This Agreement has been duly authorized, executed and delivered by the Managing Dealer and is a valid and binding Agreement on its part.

           c. The Managing Dealer's performance under this Agreement and consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, or other Agreement or instrument to which the Managing Dealer is a party or by which it is bound, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Managing Dealer or any of its properties; and no other consent, approval, authorization or action is required for consummation of the transactions herein contemplated.

           d. The Managing Dealer is duly registered pursuant to the provisions of the Securities Exchange Act of 1933 as a broker/dealer, is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), and is duly registered as a broker/dealer in such states as it is required in order to carry out its obligations as contemplated by this Agreement.

           e. The Managing Dealer is familiar with the requirements under the Act and confirms that it will comply therewith.

           f. The Managing Dealer shall maintain in its files such documents as are necessary to demonstrate the suitability of each investor to whom the Managing Dealer sells a Note or Notes hereunder.

           g. The Managing Dealer acknowledges that the Notes will be offered and sold pursuant to the Registration Statement.





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      4. Subject to the terms and conditions herein set forth, the Managing
Dealer agrees to use its best efforts during the subscription period, as stated in the Registration Statement, to sell as Managing Dealer, such number of Notes as permitted by the Corporation at the stated offering price, and in accordance with the provisions of SEC Rule 15c2-4 to cause all funds received for the sale of a Note to be promptly deposited with the Corporation upon the receipt of the executed Subscription Agreement and related funds by the Managing Dealer by or before noon of the next business day following the sale of said Notes. The Corporation shall pay the following to the Managing Dealer: seven percent (7%) of the sales price of the Notes sold; which may be reallowed to Selected Dealers, up to one-half percent (.5%) of the sales price of each Note sold for actual due diligence expenses; and one percent (1%) of the sales price of each Note sold as a Non-Accountable Expense Allowance, all of which may be reallowed to the Participating Dealers. In addition, the Corporation shall pay the Managing Dealer a Managing Dealer Fee of two percent (2%) of the price of each Note sold, not subject to reallowance to selected dealers. The compensation shall be payable within five (5) business days of the receipt of subscription proceeds. During the subscription period, the Managing Dealer shall obtain from each subscriber for Notes an executed Subscription Agreement in the form set forth in the Registration Statement, and shall deliver the Subscription Agreement to the Corporation. The Managing Dealer shall retain on behalf of the Corporation, a copy of the Subscription Agreement, submitted by each subscriber, and shall maintain an accurate record of the name and address of each subscriber, the number of Notes subscribed for, and the date and amount of each subscription within five (5) business days after receipt, subject to the maximum limits on the number of Notes being sold. If a subscription is not expressly rejected by written notice to the subscriber with five (5) business days, the subscription shall be deemed accepted.

      5. The Managing Dealer agrees that the Notes are available for offer and sale only to bona fide residents of such states as are authorized by the Managing Dealer, and further agrees that no offer or sale of Notes will be made to any persons other than residents of those states.

      6. The Corporation agrees to furnish the Managing Dealer with the Registration Statement and any other information or documentation required by the Managing Dealer to determine the adequacy and the accuracy of the disclosures made in the Registration Statement.

      7. The Managing Dealer shall offer the Notes for sale upon the terms and conditions set forth in the Registration Statement, including, without limitation, that it will limit the offering of the Notes to persons who it has reasonable grounds to believe meet the suitability requirements set forth in the Registration Statement. The Managing Dealer shall offer and sell the Notes directly to retail purchasers. The Managing Dealer agrees to comply with Sections 8, 24, 25 and 36 of Article III of the NASD Rules of Fair Practice.

      8. No person is authorized to act as agent for the Corporation, or otherwise to act on behalf of the Corporation, in offering or selling the Notes to the public or otherwise.

      9. The Managing Dealer shall not be under any liability for or in respect of the value, validity or form of the Notes, or delivery of the certificates for the Notes, or the performance by anyone of any agreement on his part, or the qualification of the Notes for sale under the laws of



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any jurisdiction, or for or in respect of any matter connected with this Agreement, except for lack of good faith and for obligations expressly assumed by the Managing Dealer in this Agreement. The foregoing provision shall not be deemed a waiver of any liability imposed under the Securities Act of 1933.

      10. This Agreement shall become effective upon the execution thereof by the parties hereto. Either party may terminate this Agreement for a willful violation by the other party of any securities or other law, upon ten (10) days written notice being given to the other party. This Agreement may also be terminated by a written instrument signed by the parties thereto. In the event the offering is terminated before any securities are sold, the Managing Dealer will be reimbursed only for its actual accountable out-of-pocket expenses.

      11. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, certified mail, return receipt requested, as follows:

          a.    As to the Corporation:

                Sterling Financial Services of Florida - I, Inc.
                12408 North Florida Avenue
                Tampa, FL 33612

          b.    As to the Managing Dealer:

                Southern Capital Securities, Inc.
                13092 North Dale Mabry Highway, Suite 118
                Tampa, FL 33618

      12. This Agreement shall be binding upon and inure solely to the benefit of the Corporation and the Managing Dealer and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from the Managing Dealer shall be deemed a successor or assign by reason merely of such purchase.

      13. The respective representations, warranties and covenants of the Managing Dealer and the Corporation herein and the indemnities contained herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Managing Dealer or the Corporation within the meaning of the Act and shall survive delivery of the Notes.

      14. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

      15. This Agreement may be amended, modified or supplemented only by a written instrument signed by the parties hereto. Any purported oral amendment, modification or supplement shall be void.




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      16. This Agreement constitutes the entire Agreement between the parties hereto and the parties shall not be bound by any promises, representations or agreements except as are herein expressly set forth.

WITNESSES:                                  SOUTHERN CAPITAL
                                            SECURITIES, INC.,
                                            a Florida corporation


_______________________________             By:_________________________________


_______________________________                           "Managing Dealer"



_______________________________             STERLING FINANCIAL SERVICES
                                            OF FLORIDA - I, INC.,
                                            a Florida corporation


_______________________________             By:_________________________________

_______________________________             Its:________________________________

                                                          "Corporation"





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